                                                                    EXHIBIT 23.1

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



We have issued our reports dated March 6, 1998 accompanying the consolidated financial statements and schedule included in the annual report of DSP Technology Inc. and subsidiaries on Form 10-K for the year ended January 31, 1998. We hereby consent to the incorporation by reference of said reports in the Registration Statements of DSP Technology Inc. and subsidiaries on Forms S-8, (File No. 33-6994, effective July 13, 1990, File No. 33-43163 and File No. 33-43164, effective October 4, 1991, and File No. 33-85554 and File No. 33-85540, effective October 24, 1994).



GRANT THORNTON LLP

San Jose, California
April 20, 1998